UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2007
WILD OATS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21577	84-1100630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1821 30th Street
Boulder, Colorado 80301
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (303) 440-5220
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 21, 2007, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Whole Foods Market, Inc. (“Parent”) and WFMI Merger Co., a wholly-owned subsidiary of Parent (“Purchaser”).
     Subject to the terms and conditions of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of our outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), including the associated preferred stock purchase rights (the “Rights”), issued pursuant to the Rights Agreement, dated as of May 22, 1998, as amended (the “Rights Agreement”), between us and Wells Fargo Bank, N.A. (the “Rights Agent”), as successor in interest to Norwest Bank Minneapolis, N.A., as rights agent (such Common Stock, together with the associated Rights, the “Shares”), at a purchase price of $18.50 per Share in cash (the “Offer Price”). Upon successful completion of the Offer, Purchaser will be merged (the “Merger”) with and into us, with each outstanding Share being converted into the right to receive the Offer Price in cash, and we will survive the Merger as a wholly-owned subsidiary of Parent.
     Consummation of the Offer and the Merger are subject to customary closing conditions, including the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The consummation of the Offer is subject to certain conditions, including the tender of a majority of the Shares. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is furnished herewith as Exhibit 2.1.
     Under a Tender and Support Agreement, dated as of February 21, 2007 (the “Tender Agreement”), among us, Parent, Purchaser, Yucaipa American Alliance Fund I, L.P. (“YAAF”), and Yucaipa American Alliance (Parallel) Fund I, L.P. (“YAAF Parallel” and together with YAAF, “Yucaipa”), Yucaipa has committed to accept the Offer and to tender all Shares beneficially owned by it, which represent approximately 18% of our total outstanding Shares. A copy of the Tender Agreement is furnished herewith as Exhibit 10.1.
     The tender offer described in this form has not yet been commenced. This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell our shares. At the time the tender offer is commenced, Parent and Purchaser intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and we intend to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Parent, Purchaser and the company intend to mail these documents to our stockholders. These documents will contain important information about the tender offer and our stockholders are urged to read them carefully when they become available.

Item 3.03 Material Modification to Rights of Security Holders.
     We entered into Amendment No. 3 to Rights Agreement, dated as of February 21, 2007 (the “Amendment”), with the Rights Agent to amend the Rights Agreement. The Amendment renders the Rights inapplicable to the Offer, the Merger, the Tender Agreement and the other transactions contemplated by the Merger Agreement, and provides for expiration of the Rights immediately prior to the effective time of the Merger. A copy of the Amendment is furnished herewith as Exhibit 4.1.
Item 8.01 Other Events.
     On February 21, 2007, we issued a joint press release with Parent regarding the matters described in Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 21, 2007, by and among Whole Foods Market, Inc., WFMI Merger Co., and Wild Oats Markets, Inc.

4.1	Amendment No. 3 to Rights Agreement, dated as of February 21, 2007, between Wild Oats Markets, Inc. and Wells Fargo, N.A., as successor in interest to Norwest Bank Minneapolis, N.A., as rights agent.

10.1	Tender and Support Agreement, dated as of February 21, 2007, by and among Whole Foods Market, Inc., WFMI Merger Co., Wild Oats Markets, Inc., Yucaipa American Alliance Fund I, L.P., and Yucaipa American Alliance (Parallel) Fund I, L.P.

99.1	Press Release dated February 21, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILD OATS MARKETS, INC.
Date: February 21, 2007	By:	/s/ Freya R. Brier
		Name:	Freya R. Brier
		Title:	Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 21, 2007, by and among Whole Foods Market, Inc., WFMI Merger Co., and Wild Oats Markets, Inc.

4.1	Amendment No. 3 to Rights Agreement, dated as of February 21, 2007, between Wild Oats Markets, Inc. and Wells Fargo, N.A., as successor in interest to Norwest Bank Minneapolis, N.A., as rights agent.

10.1	Tender and Support Agreement, dated as of February 21, 2007, by and among Whole Foods Market, Inc., WFMI Merger Co., Wild Oats Markets, Inc., Yucaipa American Alliance Fund I, L.P., and Yucaipa American Alliance (Parallel) Fund I, L.P.

99.1	Press Release dated February 21, 2007.